UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 26, 2011
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

          On May 25, 2011, Anworth Mortgage Asset Corporation (“Anworth”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.	The six nominees proposed by the Board of Directors were elected as directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified by the following final voting results:
Nominee	For	Against	Abstain	Broker Non-Votes
Lloyd McAdams	69,616,196	1,251,419	201,036	39,153,328
Lee A. Ault	68,047,859	2,790,117	230,675	39,153,328
Charles H. Black	68,842,539	1,959,138	266,974	39,153,328
Joe E. Davis	68,857,423	1,962,391	248,837	39,153,328
Robert C. Davis	69,004,624	1,789,996	274,031	39,153,328
Joseph E. McAdams	69,210,496	1,622,732	235,423	39,153,328
2.	The approval of the execution by Anworth of a management agreement between Anworth and Anworth Management LLC and the concurrent externalization of our management function was approved. The proposal received the following voting results: 66,986,094 for; 3,619,464 against; 463,093 abstentions; and 39,153,328 broker non-votes.

3.	The advisory vote on the approval of the compensation of our Named Executive Officers was approved. The proposal received the following voting results: 67,331,911 for; 3,303,892 against; 432,848 abstentions; and 39,153,328 broker non-votes.

4.	The advisory vote on the frequency of the advisory vote on compensation of our Named Executive Officers was approved for every year. The proposal received the following voting results: 61,280,984 for 1 year; 1,436,257 for 2 years; 7,959,846 for 3 years; and 391,564 abstentions.

5.	The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved. The proposal received the following final voting results: 109,149,247 for; 586,220 against; and 486,512 abstentions.

Item 9.01	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1

Press release dated May 26, 2011 announcing the final voting results of Anworth’s 2011 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	May 26, 2011	By:	/s/	Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	Press Release dated May 26, 2011 announcing the final voting results of Anworth’s 2011 Annual Meeting.